Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Serina Therapeutics, Inc. of our report dated March 21, 2024, with respect to our audits of Serina Therapeutics (AL), Inc.’s (f/k/a Serina Therapeutics, Inc.) financial statements as of and for the years ended December 31, 2023 and 2022, which is contained in such Registration Statement.

/s/ Frazier & Deeter, LLC

Tampa, Florida

June 14, 2024